ADP Reports Third Quarter Fiscal 2019 Results

•	Revenues increased 4% to $3.8 billion in the third quarter, 5% organic constant currency

•	Net earnings increased 14% to $754 million; adjusted net earnings increased 11% to $771 million

•	Adjusted EBIT increased 10% to $1.0 billion, and adjusted EBIT margin expanded 140 basis points

•	Employer Services New Business Bookings grew 10% in the quarter; raising full year outlook to 8% to 9%

•	Diluted earnings per share ("EPS") increased 16% to $1.73 for the quarter; adjusted diluted EPS increased 13% to $1.77

•
Raising fiscal 2019 diluted EPS growth outlook to 22% to 23%, compared to prior outlook of 20% to 22%; raising adjusted diluted EPS growth outlook to 19% to 20%, compared to prior outlook of 17% to 19%

ROSELAND, N.J. – May 1, 2019 – ADP® (Nasdaq: ADP), a leading global technology company providing human capital management (HCM) solutions, today announced its third quarter fiscal 2019 financial results and updated its fiscal 2019 outlook.

Third Quarter Fiscal 2019 Consolidated Results
Compared to last year’s third quarter, revenues increased 4% to $3.8 billion, 5% organic constant currency. Earnings before income taxes increased 12% to $985 million. Net earnings increased 14% to $754 million, and adjusted net earnings increased 11% to $771 million. Adjusted EBIT increased 10% to $1.0 billion, representing adjusted EBIT margin expansion of 140 basis points in the quarter to 26.3%, including approximately 20 basis points of pressure from acquisitions. Adjusted EBIT margin expansion was driven by continued execution of transformation initiatives as well as operating leverage. ADP’s effective tax rate for the quarter was 23.4%, and 23.5% on an adjusted basis. Diluted EPS increased 16% to $1.73, and adjusted diluted EPS increased 13% to $1.77 due to the factors discussed above as well as a net share count reduction.
“The world of work is changing, and our new brand campaign represents an exciting step in our journey to continue expanding our efforts to help not only our clients, but also their workers,” said Carlos Rodriguez, President and Chief Executive Officer, ADP. “We continue to drive momentum throughout our businesses through a combination of transformation initiatives and ongoing investments into product, service, and the overall ADP experience.”
“I am pleased with our progress in driving robust margin performance from our transformation initiatives,” said Kathleen Winters, Chief Financial Officer, ADP. “As we look ahead, we remain focused on delivering against our commitments while also continuing to reinvest into the business to drive sustained long-term growth and shareholder value.”

Adjusted EBIT, adjusted EBIT margin, adjusted net earnings, adjusted diluted earnings per share, adjusted effective tax rate, constant currency, and organic constant currency are all non-GAAP financial measures. Please refer to the accompanying financial tables at the end of this release for a discussion of why ADP believes these measures are important and for a reconciliation of non-GAAP financial measures to their comparable GAAP financial measures.
Comparisons to fiscal 2018 in ADP's results and outlook reflect the adoption of ASC 606 and previously disclosed segment reporting changes. Please see our 1Q 2019 earnings release for a bridge of as-reported fiscal 2018 results to restated fiscal 2018 results.

Third Quarter Fiscal 2019 Segment Results
Employer Services – Employer Services offers a comprehensive range of global HCM and Human Resources Outsourcing solutions. Compared to last year's third quarter:

•	Employer Services New Business Bookings increased 10%.

•	Employer Services revenues increased 3% on a reported basis and 4% on an organic constant currency basis.

•	Pays per control increased 3.1%.

•	Employer Services segment margin increased 230 basis points, including approximately 30 basis points of pressure from acquisitions.

PEO Services – PEO Services provides comprehensive employment administration outsourcing solutions. Compared to last year's third quarter:

•	PEO Services revenues increased 6%.

•	PEO Services revenues excluding zero-margin benefits pass-throughs increased 2%.

•	Average Worksite Employees paid by PEO Services increased 8% to about 554,000.

•	PEO Services segment margin decreased approximately 10 basis points.

Included within the results of our segments above:
Interest on Funds Held for Clients – The safety, liquidity and diversification of ADP clients’ funds are the foremost objectives of the Company’s investment strategy. Client funds are invested in accordance with ADP’s prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA. Compared to last year's third quarter:

•	Interest on funds held for clients increased 24% to $167 million.

•	Average client funds balances increased 4% to $30.0 billion.

•	The average interest yield on client funds increased 30 basis points to 2.2%.

Fiscal 2019 Outlook
Certain components of ADP’s fiscal 2019 outlook and related growth comparisons exclude the impact of the following items and are discussed on an adjusted basis where applicable. Please refer to the accompanying financial tables for a reconciliation of these adjusted amounts to their closest comparable GAAP measure.

•	Fiscal 2018 pre-tax proxy contest charges of about $33 million.

•	Fiscal 2018 one-time net tax benefit of about $184 million from the Tax Cuts and Jobs Act.

•	Fiscal 2018 pre-tax charges of about $405 million related to the Voluntary Early Retirement Program, the Service Alignment Initiative, and other transformation initiatives.

•	Fiscal 2019 pre-tax charges of about $115 million related to the Voluntary Early Retirement Program, the Service Alignment Initiative and other transformation initiatives.
Consolidated Fiscal 2019 Outlook

•	Revenue growth of 6% to 7%, at the lower end of the range.

•	Adjusted EBIT margin up at least 150 basis points from 20.7% in fiscal 2018.

•	Adjusted effective tax rate of 23.8%.

•	Diluted EPS growth of 22% to 23% from $4.25 in fiscal 2018.

•	Adjusted diluted EPS growth of 19% to 20% from $4.53 in fiscal 2018.
Employer Services Segment Fiscal 2019 Outlook

•	Employer Services revenue growth of 5% to 6%, at the lower end of the range.

•	Employer Services margins up about 225 basis points.

•	Employer Services New Business Bookings growth of 8% to 9%.

•	Employer Services client revenue retention up 25 to 50 basis points.

•	Increase in pays per control of 2.5%.
PEO Services Segment Fiscal 2019 Outlook

•	PEO revenue growth of 9% to 10%.

•	PEO revenue growth excluding zero-margin benefits pass-throughs of 8% to 9%.

•	PEO margins up 25 to 50 basis points. This outlook reflects approximately 25 basis points of anticipated grow-over pressure related to workers' compensation reserve reductions at ADP Indemnity.

•	PEO average Worksite Employee growth of 8% to 9%.
Client Funds Extended Investment Strategy Fiscal 2019 Outlook
The interest assumptions in our outlook are based on Fed Funds futures contracts and forward yield curves as of April 30, 2019. The Fed Funds futures contracts used in the client short and corporate cash interest income outlook assume no further increases during the fiscal year. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of April 30, 2019 were used to forecast new purchase rates for the client and corporate extended, and client long portfolios, respectively.

•
Interest on funds held for clients up about $90 million. This is based on anticipated growth in average client funds balances of about 4% from $24.3 billion in fiscal 2018, and an average yield which is anticipated to increase about 30 basis points to 2.2% compared to the fiscal 2018 average yield of 1.9%.

•	Total contribution from the client funds extended investment strategy up about $70 million.

Comparisons to our prior outlook are provided in the table below.
Fiscal 2019 Outlook History

		Fiscal 2018	Jan 30, 2019 Outlook (a)	May 1, 2019 Outlook (a)
Total ADP	Revenues	$13,328M	↑ 6% - 7%	↑ 6% - 7% (lower end)
	Adj. EBIT Margin	20.7%	↑ 125 - 150 bps	↑ At least 150 bps
	Adj. Effective Tax Rate	26.2%	↓ Decline to 24.4%	↓ Decline to 23.8%
	Adj. Diluted EPS	$4.53	↑ 17% - 19%	↑ 19% - 20%
Employer Services	Revenues	$9,455M	↑ 5% - 6%	↑ 5% - 6% (lower end)
	Margin	27.5%	↑ 175 - 200 bps	↑ ~225 bps
	ES New Business Bookings	$1.5B	↑ 6% - 8%	↑ 8% - 9%
	Client Revenue Retention	90.4%	↑ 25 - 50 bps	↑ 25 - 50 bps
	Pays Per Control	NM	↑ ~2.5%	↑ ~2.5%
PEO Services	Revenues, Reported	$3,882M	↑ 9% - 10%	↑ 9% - 10%
	Revenues Ex Pass-throughs	$1,419M	↑ 8% - 9%	↑ 8% - 9%
	Margin	14.0%	At least flat	↑ 25 - 50 bps
	Average WSEs	504,000	↑ 8% - 9%	↑ 8% - 9%
Client Funds Interest	Average Client Funds Balances	$24.3B	↑ ~4%	↑ ~4%
	Yield on Client Funds Portfolio	1.9%	↑ 30 bps to 2.2%	↑ 30 bps to 2.2%
	Client Funds Interest Revenue	$466M	↑ $90 - $100M	↑ ~$90M
	Extended Investment Strategy	$481M	↑ $70 - $80M	↑ ~$70M

a.	Outlook contemplates the impact of prior fiscal year acquisitions and anticipated impact of current year acquisition of Celergo and foreign currency in revenue and operating results.

Investor Webcast Today
As previously announced, ADP will host a conference call for financial analysts today, Wednesday, May 1, 2019 at 8:30 a.m. ET. The conference call will be webcast live on ADP’s website at investors.adp.com and will be available for replay following the call. A slide presentation accompanying the webcast is also available at investors.adp.com/events-and-presentations.

Supplemental financial information including schedules of quarterly and full year reportable segment revenues and earnings for fiscal years 2017 and 2018, as well as quarterly details of the fiscal 2019 results from the client funds extended investment strategy, are posted to ADP’s website at investors.adp.com. ADP news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same website.

About ADP (Nasdaq: ADP)
Designing better ways to work through cutting-edge products, premium services and exceptional experiences that enable people to reach their full potential.  HR, Talent, Time Management, Benefits and Payroll. Informed by data and designed for people.  Learn more at ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$2,546.9	$2,495.2	$7,084.7	$6,764.5
Interest on funds held for clients	167.4	134.8	415.0	340.9
PEO revenues (A) (B) (C)	1,133.1	1,066.0	3,176.8	2,906.1
Total revenues	3,847.4	3,696.0	10,676.5	10,011.5

Expenses:
Costs of revenues:
Operating expenses (B) (C)	1,874.5	1,845.2	5,370.4	5,185.0
Systems development and programming costs	160.1	163.9	474.2	481.5
Depreciation and amortization	77.2	70.2	221.5	202.1
Total costs of revenues	2,111.8	2,079.3	6,066.1	5,868.6

Selling, general, and administrative expenses	750.4	750.1	2,209.4	2,149.0
Interest expense	21.7	18.6	96.2	74.1
Total expenses	2,883.9	2,848.0	8,371.7	8,091.7

Other income, net	(21.0)	(27.2)	(67.5)	(107.9)

Earnings before income taxes	984.5	875.2	2,372.3	2,027.7

Provision for income taxes	230.8	214.2	554.9	283.7

Net earnings	$753.7	$661.0	$1,817.4	$1,744.0

Basic earnings per share	$1.74	$1.50	$4.17	$3.95

Diluted earnings per share	$1.73	$1.49	$4.15	$3.93

Components of Other income, net:
Interest income on corporate funds	$(15.0)	$(11.0)	$(71.6)	$(59.4)
Realized gains on available-for-sale securities	(0.6)	(1.3)	(1.2)	(1.9)
Realized losses on available-for-sale securities	0.5	1.6	2.6	3.2
Impairment of intangible assets	—	—	12.1	—
Gain on sale of assets	—	—	(4.1)	(0.4)
Non-service components of pension expense, net (D)	(5.9)	(16.5)	(5.3)	(49.4)
Other income, net	$(21.0)	$(27.2)	$(67.5)	$(107.9)

(A) Professional Employer Organization (“PEO”) revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes of $10,798.3 million and $10,176.2 million for the three months ended March 31, 2019 and 2018, respectively, and $32,178.8 million and $29,547.0 million for the nine months ended March 31, 2019 and 2018, respectively.

(B) PEO revenues and operating expenses include benefits pass-through costs of $684.5 million and $626.4 million, and $2,011.1 million and $1,828.7 million for the three and nine months ended March 31, 2019 and 2018, respectively.

(C) PEO revenues and operating expenses include costs related to workers' compensation coverage and state unemployment taxes for worksite employees of $179.5 million and $195.5 million, and $383.9 million and $384.8 million for the three and nine months ended March 31, 2019 and 2018, respectively.

(D) The charges within non-service components of pension expense, net includes $7.8 million and $35.9 million of non-cash settlement charges and of special termination benefits related to the Voluntary Early Retirement Program ("VERP"), for the three and nine months ended March 31, 2019, respectively, partially offset by $13.7 million and $41.2 million related to other components of net periodic pension cost for the three and nine months ended March 31, 2019, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Balance Sheets
(In millions)
(Unaudited)
	March 31,	June 30,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$1,826.2	$2,170.0
Accounts receivable, net of allowance for doubtful accounts of $50.8 and $51.3, respectively	2,485.2	1,984.2
Other current assets	534.4	531.3
Total current assets before funds held for clients	4,845.8	4,685.5
Funds held for clients	36,078.2	27,137.8
Total current assets	40,924.0	31,823.3
Long-term receivables, net of allowance for doubtful accounts of $0.5 and $0.5, respectively	25.6	25.5
Property, plant and equipment, net	765.8	793.7
Deferred contract costs	2,361.6	2,377.4
Other assets	740.3	699.3
Goodwill	2,316.1	2,243.5
Intangible assets, net	1,062.9	886.4
Total assets	$48,196.3	$38,849.1

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$156.3	$135.4
Accrued expenses and other current liabilities	1,678.7	1,547.6
Accrued payroll and payroll-related expenses	607.4	667.7
Dividends payable	340.0	298.9
Short-term deferred revenues	228.3	225.7
Income taxes payable	99.7	43.9
Total current liabilities before client funds obligations	3,110.4	2,919.2
Client funds obligations	36,055.6	27,493.5
Total current liabilities	39,166.0	30,412.7
Long-term debt	2,002.3	2,002.4
Other liabilities	759.8	728.0
Deferred income taxes	615.8	522.0
Long-term deferred revenues	406.2	448.1
Total liabilities	42,950.1	34,113.2

Stockholders' equity:
Preferred stock, $1.00 par value: authorized, 0.3 shares; issued, none	—	—
Common stock, $0.10 par value: authorized, 1,000.0 shares; issued, 638.7 shares at March 31, 2019 and June 30, 2018; outstanding, 435.5 and 438.8 shares at March 31, 2019 and June 30, 2018, respectively	63.9	63.9
Capital in excess of par value	1,140.2	1,014.8
Retained earnings	17,368.6	16,546.6
Treasury stock - at cost: 203.2 and 199.9 shares at March 31, 2019 and June 30, 2018, respectively	(12,914.6)	(12,209.6)
Accumulated other comprehensive loss	(411.9)	(679.8)
Total stockholders’ equity	5,246.2	4,735.9
Total liabilities and stockholders’ equity	$48,196.3	$38,849.1

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Cash Flows
(In millions)
(Unaudited)	Nine Months Ended
	March 31,
	2019	2018
Cash Flows from Operating Activities:
Net earnings	$1,817.4	$1,744.0
Adjustments to reconcile net earnings to cash flows provided by operating activities:
Depreciation and amortization	299.6	278.3
Amortization of deferred contract costs	655.2	623.5
Deferred income taxes	4.1	(145.5)
Stock-based compensation expense	122.2	119.4
Net pension expense	41.0	8.2
Net amortization of premiums and accretion of discounts on available-for-sale securities	38.9	55.6
Impairment of intangible assets	12.1	—
Other	21.2	22.0
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(526.7)	(239.3)
Increase in other assets	(748.9)	(696.1)
Increase / (decrease) in accounts payable	25.4	(31.1)
Increase in accrued expenses and other liabilities	194.5	71.0
Net cash flows provided by operating activities	1,956.0	1,810.0

Cash Flows from Investing Activities:
Purchases of corporate and client funds marketable securities	(2,725.8)	(3,692.7)
Proceeds from the sales and maturities of corporate and client funds marketable securities	2,090.6	2,702.5
Capital expenditures	(120.3)	(159.6)
Additions to intangibles	(329.9)	(195.8)
Acquisitions of businesses, net of cash acquired	(120.4)	(612.4)
Proceeds from the sale of property, plant, and equipment	7.9	—
Net cash flows used in investing activities	(1,197.9)	(1,958.0)

Cash Flows from Financing Activities:
Net increase in client funds obligations	8,612.0	6,700.2
Payments of debt	(1.6)	(6.8)
Repurchases of common stock	(760.6)	(596.2)
Net proceeds from stock purchase plan and stock-based compensation plans	50.5	46.1
Dividends paid	(949.6)	(785.1)
Other	(5.3)	0.0
Net cash flows provided by financing activities	6,945.4	5,358.2

Effect of exchange rate changes on cash, cash equivalents, restricted cash, and restricted cash equivalents	(34.1)	53.1

Net change in cash, cash equivalents, restricted cash, and restricted cash equivalents	7,669.4	5,263.3

Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	6,542.1	8,181.6
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$14,211.5	$13,444.9

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Consolidated Balance Sheets
Cash and cash equivalents	1,826.2	2,293.6
Restricted cash and restricted cash equivalents included in funds held for clients	12,385.3	11,151.3
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$14,211.5	$13,444.9

Supplemental disclosures of cash flow information:
Cash paid for interest	$108.6	$86.5
Cash paid for income taxes, net of income tax refunds	$437.7	$423.0

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2019	2018	% Change	2019	2018	% Change
Revenues
Employer Services	$2,719.1	$2,628.5	3%	$7,507.7	$7,105.7	6%
PEO Services	1,134.7	1,067.3	6%	3,180.7	2,909.5	9%
Other	(6.4)	0.2	n/m	(11.9)	(3.7)	n/m
Total revenues	$3,847.4	$3,696.0	4%	$10,676.5	$10,011.5	7%

Segment earnings
Employer Services	$962.1	$870.1	11%	$2,333.0	$1,988.4	17%
PEO Services	155.7	147.1	6%	458.6	403.6	14%
Other	(133.3)	(142.0)	n/m	(419.3)	(364.3)	n/m
Total pretax earnings	$984.5	$875.2	12%	$2,372.3	$2,027.7	17%

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
Segment margin	2019	2018	% Change	2019	2018	% Change
Employer Services	35.4%	33.1%	2.3%	31.1%	28.0%	3.1%
PEO Services	13.7%	13.8%	(0.1)%	14.4%	13.9%	0.5%
Other	n/m	n/m	n/m	n/m	n/m	n/m
Total pretax margin	25.6%	23.7%	1.9%	22.2%	20.3%	2.0%

	Three Months Ended			Nine Months Ended
	March 31,			March 31,
Earnings per share information:	2019	2018	% Change	2019	2018	% Change
Net earnings	$753.7	$661.0	14%	$1,817.4	$1,744.0	4%

Basic weighted average shares outstanding	434.1	441.0	(2)%	435.5	441.5	(1)%
Basic earnings per share	$1.74	$1.50	16%	$4.17	$3.95	6%

Diluted weighted average shares outstanding	436.6	443.4	(2)%	438.1	444.1	(1)%
Diluted earnings per share	$1.73	$1.49	16%	$4.15	$3.93	6%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Key Statistics:
Employer Services:
Change in pays per control - U.S. (A)	3.1%	2.9%	2.3%	2.6%
Employer Services New Business Bookings growth	10%	13%	6%	5%

PEO Services:
Paid PEO worksite employees at end of period	552,000	508,000	552,000	508,000
Average paid PEO worksite employees during the period	554,000	512,000	542,000	498,000
Significant PEO expenses included within Operating expenses
Benefits pass-through costs	$684.5	$626.4	$2,011.1	$1,828.7
Workers' compensation and state unemployment taxes	$179.5	$195.5	$383.9	$384.8

(A) Pays per control represents the number of employees on ADP clients' payrolls in the United States when measured on a same-store-sales basis for a subset of clients ranging from small to large businesses.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended			Nine Months Ended
	March 31,			March 31,
	2019	2018	% Change	2019	2018	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$1.6	$1.9	(16)%	$1.6	$1.9	(16)%
Corporate extended	1.2	1.1	9%	3.2	3.2	0%
Total corporate	2.8	3.0	(6)%	4.8	5.1	(6)%
Funds held for clients	30.0	28.8	4%	25.2	24.1	4%
Total	$32.8	$31.8	3%	$30.0	$29.2	3%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	2.1%	1.3%		1.9%	1.2%
Corporate extended	2.2%	1.8%		2.0%	1.8%
Total corporate	2.1%	1.5%		2.0%	1.6%
Funds held for clients	2.2%	1.9%		2.2%	1.9%
Total	2.2%	1.8%		2.2%	1.8%

Net unrealized (loss)/gain position at end of period	$22.7	$(296.8)		$22.7	$(296.8)

Average short-term financing (in billions):
U.S. commercial paper borrowings	$1.1	$1.0		$2.9	$2.8
U.S., Canadian & U.K. reverse repurchase agreement borrowings	0.1	0.1		0.3	0.4
	$1.2	$1.1		$3.2	$3.2

Average interest rates paid on:
U.S. commercial paper borrowings	2.4%	1.5%		2.2%	1.2%
U.S., Canadian & U.K. reverse repurchase agreement borrowings	1.8%	1.2%		1.8%	1.1%

Interest on funds held for clients	$167.4	$134.8	24%	$415.0	$340.9	22%
Corporate extended interest income (A)	6.3	4.9	29%	48.7	42.7	14%
Corporate interest expense-short-term financing (A)	(6.9)	(3.8)	(82)%	(51.4)	(29.3)	(75)%
Net Impact from Client Fund Strategy	$166.8	$135.9	23%	$412.3	$354.3	16%

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
Corporate extended interest income (A)	$6.3	$4.9	$48.7	$42.7
All other interest income	8.7	6.1	22.9	16.7
Total interest income on corporate funds	$15.0	$11.0	$71.6	$59.4

Corporate interest expense-short-term financing (A)	$6.9	$3.8	$51.4	$29.3
All other interest expense	14.8	14.8	44.8	44.8
Total interest expense	$21.7	$18.6	$96.2	$74.1

(A) While “Corporate extended interest income” and “Corporate interest expense-short-term financing,” related to our client funds investment strategy, are non-GAAP measures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments, and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is provided above.

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(in millions, except per share amounts)
(Unaudited)

In addition to our GAAP results, we use the adjusted results and other non-GAAP metrics set forth in the table below to evaluate our operating performance in the absence of certain items and for planning and forecasting of future periods:

Adjusted Financial Measure	U.S. GAAP Measures
Adjusted EBIT	Net earnings
Adjusted provision for income taxes	Provision for income taxes
Adjusted net earnings	Net earnings
Adjusted diluted earnings per share	Diluted earnings per share
Adjusted effective tax rate	Effective tax rate
Constant Currency Basis	U.S. GAAP P&L line items
Organic constant currency (see footnote "h")	Revenues
Corporate extended interest income (see prior page)	Interest income
Corporate interest expense-short-term financing (see prior page)	Interest expense

We believe that the exclusion of the identified items below helps us reflect the fundamentals of our underlying business model and analyze results against our expectations and against prior period, and to plan for future periods by focusing on our underlying operations.  We believe that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by management and improves their ability to understand and assess our operating performance.  The nature of these exclusions are for specific items that are not fundamental to our underlying business operations.  Since these adjusted financial measures and other non-GAAP metrics are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, as a substitute for, or superior to their corresponding U.S. GAAP measures, and they may not be comparable to similarly titled measures at other companies.

	Three Months Ended				Nine Months Ended
	March 31,		% Change		March 31,		% Change
	2019	2018	As Reported	Constant Currency Basis (g)	2019	2018	As Reported	Constant Currency Basis (g)
Net earnings	$753.7	$661.0	14%	14%	$1,817.4	$1,744.0	4%	4%
Adjustments:
Provision for income taxes	230.8	214.2			554.9	283.7
All other interest expense (a)	14.8	14.8			44.8	44.8
All other interest income (a)	(8.7)	(6.1)			(22.9)	(16.7)
Transformation initiatives (b)	22.8	39.7			92.3	39.7
Proxy contest matters (c)	—	0.0			—	33.2
Adjusted EBIT	$1,013.4	$923.6	10%	10%	$2,486.5	$2,128.7	17%	17%
Adjusted EBIT Margin	26.3%	25.0%			23.3%	21.3%

Provision for income taxes	$230.8	$214.2	8%	8%	$554.9	$283.7	96%	96%
Adjustments:
Income tax benefit for transformation initiatives (d)	5.6	9.7			22.8	9.6
Income tax benefit for proxy contest matters (d)	—	—			—	10.4
Tax Cuts and Jobs Act (e)	—	(4.5)			0.5	228.1
Adjusted provision for income taxes	$236.4	$219.4	8%	8%	$578.2	$531.8	9%	9%
Adjusted effective tax rate (f)	23.5%	24.0%			23.5%	25.3%

Net earnings	$753.7	$661.0	14%	14%	$1,817.4	$1,744.0	4%	4%
Adjustments:
Transformation initiatives (b)	22.8	39.7			92.3	39.7
Income tax benefit for transformation initiatives (d)	(5.6)	(9.7)			(22.8)	(9.6)
Proxy contest matters (c)	—	—			—	33.2
Income tax benefit for proxy contest matters (d)	—	—			—	(10.4)
Tax Cuts and Jobs Act (e)	—	4.5			(0.5)	(228.1)
Adjusted net earnings	$770.9	$695.5	11%	11%	$1,886.4	$1,568.8	20%	20%

Diluted EPS	$1.73	$1.49	16%	16%	$4.15	$3.93	6%	6%
Adjustments:
Transformation initiatives (b) (d)	0.04	0.07			0.16	0.07
Proxy contest matters (c) (d)	—	—			—	0.05
Tax Cuts and Jobs Act (e)	—	0.01			—	(0.51)
Adjusted diluted EPS	$1.77	$1.57	13%	13%	$4.31	$3.53	22%	22%

(a) We continue to include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. The adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as "All other interest expense" and "All other interest income."

(b) The charges within transformation initiatives are comprised of charges for our VERP, Service Alignment Initiative and other transformation initiatives. Charges related to our VERP in the three and nine months ended March 31, 2019 include $7.8 million and $35.9 million for non-cash pension settlement charge and special termination benefits, and $2.2 million and $23.6 million of expenses related to the continuing health coverage, respectively. We also recorded charges of $20.5 million and $51.4 million related to our other transformation initiatives during the three and nine months ended March 31, 2019. These charges were partially offset by net reversals of charges and gain on sale of assets related to our Service Alignment Initiative of $7.7 million and $18.6 million for the three and nine months ended March 31, 2019. Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions that are part of our broad-based, company-wide transformation initiative.

(c) Represents non-operational costs relating to proxy contest matters.

(d) The tax benefit on the transformation initiatives and non-operational charges related to proxy contest matters was calculated based on the annualized marginal rate in effect during the quarter of the adjustment.

(e) The net benefit for the nine months ended March 31, 2018 is comprised of the re-measurement of deferred tax balances resulting in a one-time benefit, primarily as a result of ASC 606, using the lower tax rates enacted under the Tax Cuts and Jobs Act (“Act”), adjustments to the one-time transition tax on the earnings and profits of our foreign subsidiaries, foreign withholding taxes, and a valuation allowance against our foreign tax credits which may not be realized under the Act.

(f) The Adjusted effective tax rate is calculated as our Adjusted provision for income taxes divided by our Adjusted net earnings plus our Adjusted provision for income taxes.

(g) "Constant currency basis" provides information that isolates the actual growth of our operations. "Constant currency basis" is determined by calculating the current year result using foreign exchange rates consistent with the prior year.

(h) The following table reconciles our reported growth rates to the non-GAAP measure of organic revenue, which excludes the impact of acquisitions, the impact of dispositions, and the impact of foreign currency. The impact of acquisitions and dispositions is calculated by excluding the current year revenues of acquisitions until the one year anniversary of the transaction and by excluding the prior year revenues of divestitures for the one year period preceding the transaction. The impact of foreign currency is determined by calculating the current year result using foreign exchange rates consistent with the prior year. The PEO segment is not impacted by acquisitions, dispositions or foreign currency.

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
Revenue growth consolidated:	2019	2018	2019	2018

Employer Services	3%	8%	6%	5%
PEO Services	6%	10%	9%	13%
Consolidated revenue growth as reported	4%	9%	7%	8%
Adjustments:
Impact of acquisitions	—%	(1)%	(1)%	(1)%
Impact of dispositions	—%	—%	—%	—%
Impact of foreign currency	1%	(1)%	1%	(1)%
Consolidated revenue growth, organic constant currency	5%	6%	7%	7%

Segment:

Employer Services revenue growth as reported	3%	8%	6%	5%
Adjustments:
Impact of acquisitions	—%	(1)%	(1)%	(1)%
Impact of dispositions	—%	—%	—%	1%
Impact of foreign currency	1%	(2)%	1%	(1)%
Employer Services revenue growth, organic constant currency	4%	5%	6%	4%

Automatic Data Processing, Inc. and Subsidiaries
Fiscal 2018 to Fiscal 2019 Non-GAAP Guidance Reconciliation
(Unaudited)
			Fiscal 2019
	Fiscal 2018		Outlook
Earnings before income taxes / margin (GAAP)	$2,282.6	17.1%	400 bps
All other interest expense (a)	59.4	45 bps	(5) bps
All other interest income (a)	(25.5)	(20) bps	5 bps
Proxy contest matters - FY18 (b)	33.3	25 bps	(25) bps
Transformation initiatives - FY18 (c)	404.8	305 bps	(305) bps
Transformation initiatives - FY19 (c)	-	-	80 bps
Adjusted EBIT margin (Non-GAAP)	$2,754.6	20.7%	150 bps

Effective tax rate (GAAP)		17.4%	23.8%
Proxy contest matters - FY18 (b)		0.1%	-
Transformation initiatives - FY18 (c)		1.3%	-
Tax Cuts and Jobs Act - FY18 (d)		7.4%	-
Transformation initiatives - FY19 (c)		-	-
Tax Cuts and Jobs Act - FY19 (d)		-	-
Adjusted effective tax rate (Non-GAAP)		26.2%	23.8%

Diluted earnings per share (GAAP)		$4.25	22 - 23%
Proxy contest matters - FY18 (b)		0.05	~ (1%)
Transformation initiatives - FY18 (c)		0.64	~ (15%)
Tax Cuts and Jobs Act - FY18 (d)		(0.41)	~ 9%
Transformation initiatives - FY19 (c)		-	~ 4%
Tax Cuts and Jobs Act - FY19 (d)		-	-
Adjusted diluted earnings per share (Non-GAAP)		$4.53	19 - 20%

a) We continue to include the interest income earned on investments associated with our client funds extended investment strategy and interest expense on borrowings related to our client funds extended investment strategy as we believe these amounts to be fundamental to the underlying operations of our business model. These adjustments in the table above represent the interest income and interest expense that is not related to our client funds extended investment strategy and are labeled as “All other interest expense” and “All other interest income.”

b) Impact of fiscal 2018 charges in connection with proxy contest matters.
c) We recorded a charge of $404.8 million related to transformation initiatives in fiscal 2018. The charges within transformation initiatives in fiscal 2018 includes $319.6 million related to the special termination benefit charges and $17.5 million of other charges related to our Voluntary Early Retirement Program ("VERP"), severance charges related to our Service Alignment Initiative of $20.5 million, and other transformation initiatives of $47.2 million which primarily consist of severance charges totaling $41.9 million for fiscal 2018. Unlike other severance charges which are not included as an adjustment to get to adjusted results, these specific charges relate to actions that are part of our broad-based, company-wide transformation initiative. Expected fiscal 2019 charges within transformation initiatives represent expected severance and other charges related to our previously announced VERP, Service Alignment Initiative, and other transformation initiatives.

d) The one-time net benefit from the enactment of the Tax Cuts and Jobs Act is comprised of application of the newly enacted rates to our U.S. deferred tax balances, partially offset by foreign withholding taxes on future distributions, the one-time transition tax and the recording of a valuation allowance against our foreign tax credits which may not be realized.

Safe Harbor Statement
This document and other written or oral statements made from time to time by ADP may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like “expects,” “assumes,” “projects,” “anticipates,” “estimates,” “we believe,” “could” “is designed to” and other words of similar meaning, are forward-looking statements. These statements are based on management’s expectations and assumptions and depend upon or refer to future events or conditions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements or that could contribute to such difference include: ADP's success in obtaining, and retaining, clients, and selling additional services to clients; the pricing of products and services; the success of our new solutions; compliance with existing or new legislation or regulations; changes in, or interpretations of, existing legislation or regulations; overall market, political and economic conditions, including interest rate and foreign currency trends; competitive conditions; our ability to maintain our current credit ratings and the impact on our funding costs and profitability; security or cyber breaches, fraudulent acts, and system interruptions and failures; employment and wage levels; changes in technology; availability of skilled technical associates; the impact of new acquisitions and divestitures; and the adequacy, effectiveness and success of our business transformation initiatives. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. These risks and uncertainties, along with the risk factors discussed under “Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and in other written or oral statements made from time to time by ADP, should be considered in evaluating any forward-looking statements contained herein.

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